Exhibit 10.1

See Schedule A for Detail of Executive Option Grants

NON-QUALIFIED STOCK OPTION AGREEMENT
NON-PLAN

THIS STOCK OPTION AGREEMENT (the “Agreement”) entered into as of ______________________ (the “Grant Date”) between Money4Gold Holdings, Inc. (the “Company”) and _____________________ (the “Optionee”).

WHEREAS, pursuant to the authority of the Board of Directors (the “Board”), the Company has granted the Optionee the right to purchase common stock of the Company pursuant to stock options.

NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.           Grant of Non-Qualified Stock Options.  The Company irrevocably granted to the Optionee, as a matter of separate agreement and not in lieu of salary or other compensation for services, the right and option to purchase all or any part of __________ shares of authorized but unissued or treasury common stock of the Company (the “Options”) on the terms and conditions herein set forth.  The Options are not intended to be Incentive Stock Options as defined by Section 422 of the Internal Revenue Code of 1986 (the “Code”).  This Agreement replaces any stock option agreement previously provided to the Optionee, if any, with respect to these Options.

2.           Price.  The exercise price of the Options is $______ per share.

3.           Vesting - When Exercisable.

(a)           The Options shall vest in equal increments ____________with the first vesting date being _______, ________, subject to the Optionee’s continued service in the capacity for which the Options were granted on each applicable vesting date.  Any fractional vesting shall be rounded up to the extent necessary.  Notwithstanding any other provision in this Agreement, the Options shall vest immediately on the occurrence of a Change of Control as defined below.  Additionally, all Options shall vest immediately on the date the Company publicly announces, by press release, by disclosure in a filing with the Securities and Exchange Commission or otherwise (the “Public Announcement”), its intention to sell substantially all of the Company’s assets or to enter into a merger or consolidation as described in clauses (ii) and (iii) under the definition of Change of Control below.  If the Optionee exercises the Options within 10 calendar days from the date of the Public Announcement, the Optionee shall be deemed a record holder of the shares underlying the Options as of the record date of the Change of Control.  Change of Control means (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; (ii)  the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction which requires shareholder approval under applicable state law; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

See Schedule A for Detail of Executive Option Grants

(b)           Subject to Sections 3(c) and 4 of this Agreement, Options may be exercised prior to vesting and remain exercisable until 6:00 p.m. New York time for 5 years from the Grant Date (the “Expiration Date”).

(c)           However, notwithstanding any other provision of this Agreement at the option of the Board, all Options whether vested or unvested shall be immediately forfeited in the event of:

(1)           Termination of the Optionee by the Company for cause, including but not limited to, fraud, theft, employee dishonesty and violation of Company policy;

(2)           The Optionee purchases or sells securities of the Company not in accordance with the Company’s inside information guidelines then in effect;

(3)           The Optionee breaches any duty of confidentiality including that required by the Company’s inside information guidelines then in effect;

(4)	The Optionee competes with the Company;

(5)           The Optionee is unavailable for consultation after termination of the Optionee if such availability is a condition of any agreement between the Company and the Optionee;

(6)           The Optionee recruits Company personnel for another entity;

(7)           The Optionee fails to assign any invention or technology to the Company if such assignment is a condition of any agreement between the Company and the Optionee; or

(8)           A finding by the Company that the Optionee has acted against the interests of the Company.

See Schedule A for Detail of Executive Option Grants

4.           Termination of Relationship.

(a)           If for any reason, except death or disability as provided below, the Optionee ceases to perform services for the Company, all rights granted hereunder shall terminate effective three months from that date.

(b)           If the Optionee shall die while performing services for the Company, the Optionee’s estate or any Transferee, as defined herein, shall have the right within one year from the date of the Optionee’s death to exercise the Optionee’s vested Options subject to Section 3(c).  For the purpose of this Agreement, “Transferee” shall mean a person to whom such shares are transferred by will or by the laws of descent and distribution.

(c)           If the Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code, while performing services for the Company in the capacity for which the Options were granted, all rights granted hereunder shall terminate effective one year from that date.

(d)           Notwithstanding anything contained in this Section 4, the Options may not be exercised after the Expiration Date.

5.           Profits on the Sale of Certain Shares; Redemption.  If any of the events specified in Section 3(c) of this Agreement occur within one year from the last date the Optionee performs services for the Company in the capacity for which the Options were granted (the “Termination Date”), all profits earned from the sale of the Company’s securities, including the sale of shares of common stock underlying the Options, during the two-year period commencing one year prior to the Termination Date shall be forfeited and forthwith paid by the Optionee to the Company.  Further, in such event, the Company may at its option redeem shares of common stock acquired upon exercise of the Options by payment of the exercise price to the Optionee.  The Company’s rights under this Section 5 do not lapse one year from the Termination Date but are a contract right subject to any appropriate statutory limitation period.

6.           Method of Exercise.  The Options shall be exercisable by a written notice which shall:

(a)           state the election to exercise the Options, the number of shares to be exercised, the person in whose name the stock certificate or certificates for such shares of common stock is to be registered, address and social security number of such person (or if more than one, the names, addresses and social security numbers of such persons);

(b)           if applicable, contain such representations and agreements as to the holder’s investment intent with respect to such shares of common stock as set forth in Section 11 hereof;

(c)           be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Options;

See Schedule A for Detail of Executive Option Grants

(d)           be accompanied by full payment of the exercise price in United States dollars in cash or by check.

(e)           be accompanied by payment of any amount that the Company, in its sole discretion, deems necessary to comply with any federal, state or local withholding requirements for income and employment tax purposes.  If the Optionee fails to make such payment in a timely manner, the Company may: (i) decline to permit exercise of the Options or (ii) withhold and set-off against compensation and any other amounts payable to the Optionee the amount of such required payment. Such withholding may be in the shares underlying the Options at the sole discretion of the Company.

The certificate or certificates for shares of common stock as to which the Options shall be exercised shall be registered in the name of the person or persons exercising the Options.

7.           Sale of Shares Acquired Upon Exercise of Options.  If the Optionee is an officer (as defined by Section 16(b) of the Exchange Act (“Section 16(b)”)) or a director of the Company, any shares of the Company’s common stock acquired pursuant to Options cannot be sold by the Optionee until at least six months elapse from the Grant Date except in case of death or disability or if the grant was exempt from the short-swing profit provisions of Section 16(b).

8.           Adjustments.  Upon the occurrence of any of the following events, the Optionee’s rights with respect to the Options shall be adjusted as hereinafter provided unless otherwise specifically provided in a written agreement between the Optionee and the Company relating to the Options:

(a)           If the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of its common stock as a stock dividend on its outstanding common stock, the number of shares of common stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the exercise price per share to reflect such subdivision, combination or stock dividend.

(b)           If the Company is to be consolidated with or acquired by another entity, the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall either (i) make appropriate provision for the continuation of the Options by substituting on an equitable basis for the shares underlying the Options the consideration payable with respect to the outstanding shares of common stock in connection with the acquisition or consolidation; or (ii) terminate all the Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to the Options over the exercise price thereof.

See Schedule A for Detail of Executive Option Grants

(c)           In the event of a recapitalization or a reorganization of the Company (other than a transaction described in Section 8(b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of common stock, the Optionee upon exercising the Options shall be entitled to receive for the purchase price paid upon such exercise, the securities the Optionee would have received if the Optionee had exercised the Options prior to such recapitalization or reorganization.

(d)           Except as expressly provided herein, no issuance by the Company of shares of common stock of any class or securities convertible or exercisable into shares of common stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the Options.  No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of the Company.

(e)           With respect to shares issued in accordance with this Section 8, no fractional shares shall be issued and the Optionee shall receive from the Company cash in lieu of such fractional shares.

(f)           The Board or the Successor Board shall determine the specific adjustments to be made under this Section 8, and its determination shall be conclusive.  If the Optionee receives securities or cash in connection with a corporate transaction described in Section 8(a), (b) or (c) above as a result of holding the Options, such securities or cash shall be subject to all of the conditions and restrictions applicable to the Options stock with respect to which such securities or cash were issued, unless otherwise determined by the Board or the Successor Board.

9.             Necessity to Become Holder of Record.  Neither the Optionee, the Optionee’s estate, nor any Transferee shall have any rights as a shareholder with respect to any shares underlying the Options until such person shall have become the holder of record of such shares.  No dividends or cash distributions, ordinary or extraordinary, shall be provided to the holder if the record date is prior to the date on which such person became the holder of record thereof.

10.           Reservation of Right to Terminate Relationship.  Nothing contained in this Agreement shall restrict the right of the Company to terminate the relationship of the Optionee at any time, with or without cause.  The termination of the relationship of the Optionee by the Company, regardless of the reason therefor, shall have the results provided for in Sections 3 and 4 of this Agreement.

11.           Conditions to Exercise of Options.  In order to enable the Company to comply with the Securities Act of 1933 (the “Securities Act”) and relevant state law, the Company may require the Optionee, the Optionee’s estate, or any Transferee as a condition of the exercising of the Options, to give written assurance satisfactory to the Company that the shares underlying the Options are being acquired for such persons own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

See Schedule A for Detail of Executive Option Grants

The Options are subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of common stock underlying the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of the shares underlying the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

12.         Transfer.  No transfer of the Options by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the letters testamentary or such other evidence as the Board may deem necessary to establish the authority of the estate and the acceptance by the Transferee or Transferees of the terms and conditions of the Options.

13.         Duties of the Company.  The Company will at all times during the term of the Options:

(a)           Reserve and keep available for issue such number of shares of its authorized and unissued common stock as will be sufficient to satisfy the requirements of this Agreement;

(b)           Pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith;

(c)           Use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

14.         Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

15.         Arbitration.  Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Broward County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect.  The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

See Schedule A for Detail of Executive Option Grants

16.           Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

17.           Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery, or by facsimile delivery as follows:

The Optionee:	______________
______________
______________

The Company:	Money4Gold Holdings, Inc.
200 E. Broward Blvd., Suite 1200
Ft. Lauderdale, FL 33301
Attention: Chief Financial Officer
Facsimile: (954) 915-1525

with a copy to:	Michael D. Harris, Esq.
Harris Cramer LLP
1555 Palm Beach Lakes Blvd., Suite 310
West Palm Beach, FL 33401
Facsimile: (561) 659-0701

or to such other address as either of them, by notice to the other may designate from time to time.  The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery.  Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

18.           Attorney’s Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

19.           Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the laws of the State of Delaware without regard to choice of law considerations.

20.           Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

See Schedule A for Detail of Executive Option Grants

21.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

22.         Section or Paragraph Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

23.         Stop-Transfer Orders.

(a)           The Optionee agrees that, in order to ensure compliance with the restrictions set forth in this Agreement, the Company may issue appropriate “stop transfer” instructions to its duly authorized transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b)           The Company shall not be required (i) to transfer on its books any shares of the Company’s common stock that have been sold or otherwise transferred in violation of this Agreement or (ii) to treat the owner of such shares of common stock or to accord the right to vote or pay dividends to any purchaser or other Transferee to whom such shares of common stock shall have been so transferred.

[Signature Page To Follow]

See Schedule A for Detail of Executive Option Grants

IN WITNESS WHEREOF the parties hereto have set their hand and seals the day and year first above written.

WITNESSES:		COMPANY:

By:

Chief Financial Officer

OPTIONEE:

Schedule A

Date: December 22, 2009
Name: Daniel Brauser
Options: 8,055,556
Exercise Price: $0.035 per share
Vesting: each calendar quarter over 4-year period with first vesting date being March 31, 2010

Date: December 22, 2009
Name: Douglas Feirstein
Options: 555,556
Exercise Price: $0.035 per share
Vesting: each calendar quarter over 4-year period with first vesting date being March 31, 2010

Date: December 22, 2009
Name: Hakan Koyuncu
Options: 555,556
Exercise Price: $0.035 per share
Vesting: calendar quarter over 4-year period with first vesting date being March 31, 2010

Date:  December 22, 2009
Name: Michael Brachfeld
Options: 277,778
Exercise Price: $0.035 per share
Vesting: calendar quarter over 4-year period with first vesting date being March 31, 2010

Date: April 27, 2010
Name: Michael Brachfeld
Options: 3,500,000
Exercise Price:  $0.035 per share
Vesting: 656,250 options were fully vested at grant date and the remaining vest in increments of 218,750 options on each calendar quarter with the first calendar quarter (vesting date) being June 30, 2010